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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
KKR Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Four Embarcadero Center, Suite 2050
San Francisco, California 94111

April 5, 2006

Dear Fellow Stockholders:

        The directors and officers of KKR Financial Corp. (the "Company") join me in extending to you a cordial invitation to attend the 2006 annual meeting of our stockholders (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, May 3, 2006, at 11:00 a.m., San Francisco time, at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, CA 94111.

        Enclosed you will find the notice of meeting, proxy statement and proxy card. At the Annual Meeting, we are seeking to elect eleven directors, all of whom will be elected by the stockholders, voting as a single class. The stockholders will also be asked to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the upcoming year.

        Your management and board of directors unanimously recommend that you vote FOR all nominees for directors and FOR the other proposal.

        It is very important that your shares be represented at the Annual Meeting, whether or not you plan to attend personally. Therefore, you should complete and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. This will ensure that your shares are represented at the Annual Meeting.

        Thank you for your continuing support.

Yours very truly,

Saturnino S. Fanlo Chief Executive Officer and Director

Four Embarcadero Center, Suite 2050
San Francisco, California 94111

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2006

To the Stockholders of
        KKR Financial Corp.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KKR Financial Corp., a Maryland corporation (the "Company"), will be held at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, CA 94111 on Wednesday, May 3, 2006 at 11:00 a.m., San Francisco time, to consider and vote on the following matters:

  1.
  The election of eleven directors, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualifies;

  2.
  The ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006; and

  3.
  The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement for your inspection.

        We have also enclosed the Company's Annual Report on Form 10-K. We hope you will find it informative.

        Only the holders of record of the Company's common stock, par value $0.01 per share, as of the close of business on March 27, 2006 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

        Stockholders are cordially invited to attend the meeting in person. The presence at the meeting, in person or by proxy, of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. Your vote is important. Whether or not you plan to attend the meeting, please authorize proxies to cast our votes today by following the easy instructions on the enclosed proxy card.

By Order of the Board of Directors,

Barbara J. S. McKee Secretary

Dated: April 5, 2006
San Francisco, California

i

Principal Accountant Fees and Services	23
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
Relationships With The Manager	23
Relationships With KKR	26
Other Relationships and Related Transactions	27
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING	28
OTHER MATTERS	28
APPENDIX A: AUDIT COMMITTEE CHARTER	A-1

ii

Four Embarcadero Center, Suite 2050
San Francisco, California 94111

PROXY STATEMENT

May 3, 2006
Annual Meeting of the Stockholders

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

        Our annual meeting of stockholders will be held at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, CA 94111 on Wednesday, May 3, 2006, at 11:00 a.m., San Francisco time (the "Annual Meeting"). An admission ticket (or other proof of stock ownership) and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the Annual Meeting. Only holders of record of our common stock, $0.01 par value per share, at the close of business on March 27, 2006, will be entitled to attend the Annual Meeting and to cast one vote for each share held on all matters to come before the meeting. The admission ticket will serve as verification of ownership.

        If your KKR Financial Corp. shares are held in a bank or broker account, contact your bank or broker to obtain a written legal proxy in order to vote your shares or take any other actions at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares or take any other actions, but you may still attend the Annual Meeting as our guest if you bring a recent bank or brokerage statement showing that you owned KKR Financial Corp. stock on March 27, 2006.

Information About this Proxy Statement

  General

        This proxy statement is furnished in connection with the solicitation by our Board of Directors (the "Board") of proxies from the stockholders to be exercised at the annual meeting of the stockholders (the "Annual Meeting") to be held on Wednesday, May 3, 2005, at 11:00 a.m., San Francisco time, and at any adjournment(s) or postponement(s) of such meeting, to consider and vote on the following proposals:

        1.     The election of eleven directors, each to serve until the next annual meeting of the stockholders and his or her successor is duly elected and qualifies;

        2.     The ratification of the appointment by our Board of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the year ending December 31, 2006; and

        3.     The transaction of such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

        This proxy statement and the enclosed proxy card are being mailed to the stockholders on or about April 5, 2006. Our 2005 annual report is enclosed, but does not constitute a part hereof.

        The holders of record of the shares of our common stock at the close of business on March 27, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on March 27, 2006, 80,374,061 shares of our common stock were outstanding, each of which is entitled to cast one vote.

  Electronic Delivery

        This proxy statement and our 2005 annual report are available on our website at www.kkrfinancial.com. You can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report for future meetings electronically over the Internet. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

        If you authorize a proxy to cast your votes for the Annual Meeting over the Internet, you will be given the opportunity to consent to future delivery of KKR Financial Corp. documents over the Internet, unless you hold your shares through a broker that is unable to accommodate your request. If you are not given an opportunity to consent to delivery over the Internet when you authorize a proxy to cast your votes, you may contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of Internet delivery. You also can access our proxy statement and annual report on our website at www.kkrfinancial.com under the caption "Investor Relations—SEC Filings." If you choose to receive your proxy materials and annual report electronically, then prior to next year's annual meeting you will receive e-mail notification when the proxy materials and annual report are available for your online review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to your bank, broker or other holder of record through which you hold your shares.

  Householding of Proxy Material

        The rules of the Securities and Exchange Commission ("SEC") permit us to deliver a single proxy statement and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at KKR Financial Corp. Attn: Investor Relations, Four Embarcadero Center, Suite 2050, San Francisco, CA 94111.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact us at the above address.

  Information About Voting

        Stockholders may authorize a proxy to cast their votes by signing and returning the enclosed proxy card in the postage-paid envelope provided. Each share of our common stock is entitled to one vote. Please note that stockholders who hold their shares in "Street-name", i.e., through a bank, broker or other nominee, may also be able to provide voting instructions to their street name holders by telephone or via the Internet by following the easy instructions provided by such nominee. The shares of our common stock represented by properly authorized proxies will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of Proposals 1 and 2. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may come before the meeting. We do not presently know of any other business that may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with our Secretary a duly signed revocation, (b) by authorizing a proxy having a later date than a previously delivered proxy or (c) by voting in person at the Annual Meeting.

  Quorum Requirement

        The presence at the Annual Meeting, in person or by proxy, of the stockholders holding shares entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "Street-name" or nominee name who has returned a properly executed proxy solely because such record holder does not have discretionary authority to vote on the matter), if any, will be counted toward the presence of a quorum.

  Information About Votes Necessary for Action to be Taken

        With respect to Proposal 1, the directors will be elected by a plurality of all the votes cast at the Annual Meeting. Accordingly, because abstentions and broker non-votes as to the election of directors will not be counted as votes cast, they will have no effect on the result of the vote.

        With respect to Proposal 2, the affirmative vote of a majority of all the votes cast at the Annual Meeting is necessary for the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Accordingly, because abstentions and broker non-votes as to this proposal will not be counted as votes cast, they will have no effect on the result of the vote on the proposal.

  Inspector of Election

        We have also retained American Stock Transfer & Trust Company to act as the independent inspector of election (the "Inspector of Election"). We keep all proxies, ballots and voting tabulations confidential as a matter of practice, except as necessary to meet legal requirements. We permit only the Inspector of Election to examine these documents. During the proxy solicitation period, we will receive vote tallies from time to time from the Inspector of Election, but such tallies will provide aggregate figures rather than names of stockholders. The Inspector of Election will notify us if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

  Expenses

        All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers and directors may also solicit proxies by telephone, facsimile or in person.

Address of Our Principal Executive Office

        The complete mailing address of our principal executive office is Four Embarcadero Center, Suite 2050, San Francisco, California 94111.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        Our Board is committed to establishing and maintaining corporate governance practices which reflect the highest standards of ethics and integrity. Toward that end, we have established a Nominating and Governance Committee and adopted Governance Guidelines to assist our Board in the exercise of its responsibilities. The Nominating and Governance Committee charter and our Governance Guidelines are available on our website located at www.kkrfinancial.com under the caption "Investor Relations—Committees and Charters" and "Investor Relations—Governance Guidelines", respectively. They are also available in print by writing to KKR Financial Corp. Attn: Investor Relations, Four Embarcadero Center, Suite 2050, San Francisco, CA 94111. Any modifications to the Governance Guidelines will be reflected on our website.

Code of Business Conduct and Ethics

        Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees and to the officers, directors and employees of our manager, KKR Financial Advisors LLC ("Manager"), when such individuals are acting for or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

        Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board or the Audit Committee and will be promptly disclosed as required by law or stock exchange regulations. The Code of Business Conduct and Ethics is available on our website located at www.kkrfinancial.com under the caption "Investor Relations—Code of Ethics." Any modifications to the Code of Business Conduct and Ethics will be reflected on our website.

Director Independence

  Director Independence

        Our Board is comprised of a majority of independent directors. In order for a director to be considered "independent," our Board must affirmatively determine that the director satisfy the criteria for independence established by Section 303A of the New York Stock Exchange ("NYSE") Listed Company Manual. Our Board has determined that the following directors, comprising a majority of our directors, are independent members: William F. Aldinger, Kenneth M. deRegt, Vincent Paul Finigan, R. Glenn Hubbard, Ross J. Kari, Ely L. Licht and Deborah H. McAneny. Our independent directors meet regularly in executive sessions without the presence of our corporate officers.

  Board Committee Independence

        All of our committees, except for the Executive Committee, consist solely of independent directors as consistent with the applicable NYSE rules and SEC regulations. Please refer to "Committees of the Board" below for more information on our Board committees.

Communications with the Board of Directors

        Stockholders who wish to communicate with a member or members of our Board may do so by addressing their correspondence to such member or members c/o KKR Financial Corp. Attn: Investor Relations, Four Embarcadero Center, Suite 2050, San Francisco, CA 94111.

        The Audit Committee of our Board has established procedures for employees, stockholders and others to report openly, confidentially or anonymously concerns regarding our compliance with legal and regulatory requirements or concerns regarding our accounting, internal accounting controls or auditing matters. Reports may be made orally or in writing to Ross Kari, the chairman of the Audit Committee at The Federal Home Loan Bank of San Francisco, 600 California Street, Suite 300, San Francisco, CA 94108, telephone (415) 616-2679. In addition, reports can also be made directly to management by contacting our General Counsel in writing or in person at Four Embarcadero Center, Suite 2050, San Francisco, CA 94111, telephone (415) 315-3620.

Director Attendance at Annual Meeting

        Although director attendance at our annual meeting each year is encouraged, we do not have an attendance policy. We expect all of our directors to attend the Annual Meeting.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        Our Board has nominated the current directors, Messrs. Hazen, Fanlo, Aldinger, Cowell, deRegt, Finigan, Hubbard, Kari, Licht and Nuttall and Ms. McAneny, to serve until the next annual meeting of the stockholders and until their respective successors are duly elected and qualify. The stockholders have the right to annually elect all eleven director nominees to our Board.

        The Nominating and Governance Committee knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for director as the Nominating and Governance Committee may recommend in the place of such nominee. In accordance with our Bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the eleven nominees receiving the highest number of votes will be elected.

Name	Age	Biography
Paul M. Hazen	64	Mr. Hazen is the chairman of our Board. Mr. Hazen joined Wells Fargo in 1970, serving as Chairman of Wells Fargo from February 1997 to May 2001, Chairman and Chief Executive Officer from February 1997 to November 1998, Chief Executive Officer from January 1995 to February 1997, President and Chief Operating Officer from 1984 to 1995 and Vice Chairman from 1981 to 1984. Mr. Hazen is also the former President of Wells Fargo Real Estate Investment Trust, a publicly traded REIT, from 1973 to 1978. Mr. Hazen retired after he left his post as Chairman of Wells Fargo in May 2001 and remained in retirement until he accepted his appointment as Chairman of our Board. Mr. Hazen is currently the Deputy Chairman and Lead Independent Director of Vodafone Plc, Lead Independent Director of Safeway Inc., a director of Willis Group Holdings Limited and Xstrata Plc.
Saturnino S. Fanlo	45
		Mr. Fanlo has been the Chief Executive Officer of our Manager and us and a director since our inception in July 2004. He also serves on our Manager's investment committee. From July 2000 to June 2004, Mr. Fanlo was Executive Vice-President and Treasurer of Wells Fargo & Company, or Wells Fargo. As Executive Vice- President of Wells Fargo, Mr. Fanlo founded the High Yield and Structured Products Investments Groups. Mr. Fanlo was also founder and, from August 2001 to June 2004, President of Sutter Advisors LLC, a registered investment advisor formed in 2001 and a wholly owned subsidiary of Wells Fargo. Mr. Fanlo was also responsible for Wells Fargo's derivative units where he oversaw the firm's marketing efforts as well as formed Wells Fargo's interest rate trading, equity derivatives and commodity derivatives groups. Mr. Fanlo joined Wells Fargo in 1995; from April 1999 to July 2000, Mr. Fanlo served as an Executive Vice President; from February 1997 to April 1999, Mr. Fanlo served as a Senior Vice President, and from June 1995 to February 1997 Mr. Fanlo served as a Vice President.
William F. Aldinger	58
		Mr. Aldinger has been a director since June 2005. On April 29, 2005, he retired from HSBC North America Holdings Inc. where he had served as Chairman and Chief Executive Officer since January 2004. Mr. Aldinger served as Chairman and Chief Executive of HSBC Finance Corporation, formerly known as Household International, Inc., a consumer finance company, from May 1996 to January 2004. Mr. Aldinger served as President and Chief Executive Officer of Household International, Inc. from September 1994 to May 1996. Prior to joining Household International, Mr. Aldinger served in various positions at Wells Fargo Bank, including Vice Chairman. Mr. Aldinger is a director of MasterCard International, AT&T, Inc., The Charles Schwab Co. and Illinois Tool Works Inc.

Patrick Cowell	57
		Mr. Cowell has been a director since August 2004. Mr. Cowell is currently President of Cowell Development Corporation, a real estate development company. He was the President of Williams-Sonoma Brand from 2002 to March 2005; President and Chief Executive Officer of Airport Group International, an airport management and development company, from 1996 to 1999; President (Americas and Caribbean) of Sun International Hotels and Resorts from 1994 to 1996; and prior to that was employed by the Hyatt Hotels Corporation for 22 years. Mr. Cowell is currently a member of the board of directors of KSL Capital Partners.
Kenneth M. deRegt	50
		Mr. deRegt has been a director since April 2005. He currently is a Managing Director at Aetos Capital, LLC, an investment management firm, and has held that position since January 2003. Mr. deRegt joined Morgan Stanley in 1981 where he was made a Vice President in January 1983, a Principal in January 1985 and a Managing Director in January 1986. In addition to being a Managing Director, from January 1997 to December 2000, Mr. deRegt headed the Fixed Income, Currencies and Commodities businesses for Morgan Stanley and was a member of Morgan Stanley's Management Committee. From January 2000 until December 2003, Mr. deRegt was a private investor.
Vincent Paul Finigan	59	Mr. Finigan has been a director since February 2006. He has been a Partner of Morgan, Lewis & Bockius LLP since 2003 and was with Brobeck, Phleger & Harrison LLP from 1972 to 2003.
R. Glenn Hubbard	47
		Mr. Hubbard has been a director since October 2004. He was named the Dean of Columbia University's Graduate School of Business in 2004. From 1994 to the present time, Mr. Hubbard has been the Russell L. Carson Professor of Finance and Economics in the Department of Economics and Graduate School of Business of Columbia University. From February 2001 until March 2003, he took a leave of absence from his teaching post to serve as Chairman of the U.S. Council of Economic Advisers. He was Deputy Assistant Secretary of the U.S. Treasury Department for Tax Policy from 1991 to 1993. Mr. Hubbard is a research associate at the National Bureau of Economic Research and a visiting scholar at the American Enterprise Institute in Washington. He is currently a director of ADP, Black Rock Closed End Funds, R.H. Donnelly, Duke Realty and Ripplewood Holdings.

Ross J. Kari	47
		Mr. Kari has been a director since August 2004. He has been an Executive Vice-President and the Chief Operating Officer of the Federal Home Loan Bank of San Francisco since March 2002. Mr. Kari was Chief Financial Officer of myCFO, a wealth management firm, from 2001 to 2002 and prior to that was employed at Wells Fargo for 18 years, including as Chief Financial Officer from 1998 to 2001.
Ely L. Licht	58
		Mr. Licht has been a director since April 2005. From December 2002 to April 2005, Mr. Licht was in retirement. From January 2002 to December 2002, Mr. Licht was semi-retired, serving as a consultant to Wells Fargo on a part-time basis. Prior to his semi-retirement, Mr. Licht was employed at Wells Fargo for 18 years, including as Chief Credit Officer from November 1998 to December 2001 and as Executive Vice President-Credit Administration from February 1990 to November 1998.
Deborah H. McAneny	47
		Ms. McAneny has been a director since April 2005. Ms. McAneny was employed at John Hancock Financial Services for 20 years, including as Executive Vice President for Structured and Alternative Investments of John Hancock Financial Services and as a member of its Policy Committee from 2002 to 2004, Senior Vice President for John Hancock's Real Estate Investment Group from 2000 to 2002 and as a Vice President of the Real Estate Investment Group from 1997 to 2000.
Scott C. Nuttall	33
		Mr. Nuttall has been a director since July 2004. Mr. Nuttall has been a member of Kohlberg Kravis & Roberts Co. ("KKR") since 2005, having been continuously employed by KKR since 1996. In such capacities, Mr. Nuttall's primary responsibilities have been identifying potential acquisition opportunities for private equity funds managed by KKR, negotiating and implementing these acquisitions and providing monitoring and consulting advice to portfolio companies following acquisition. Mr. Nuttall was an executive at The Blackstone Group from 1995 to November 1996. He is a member of the board of directors of Alea Group Holdings (Bermuda) Ltd., Bristol West Holdings, Inc., Masonite International Corporation and Willis Group Holdings Limited.

        Our Board unanimously recommends that you vote "FOR" the eleven nominees listed above. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement will be voted for such nominees.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2005. The Audit Committee has selected and appointed Deloitte to audit our financial statements for the fiscal year ending December 31, 2006. Our Board, upon the recommendation of the Audit Committee, is asking our stockholders to ratify such appointment. A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from the stockholders.

        Our Board unanimously recommends that you vote "FOR" the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2006. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement will be voted "FOR" such ratification.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board

        During the 2005 fiscal year, our Board met on 7 occasions and acted by unanimous written consent three times. Each director attended at least 75% of the aggregate of the total number of meetings of our Board and of the committees on which the director served, other than Mr. Aldinger who attended 70%.

Committees of the Board

        Our Board currently has five standing committees: the Affiliated Transactions Committee, the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. All of the committees, except for the Executive Committee, consist solely of independent directors. Matters put to a vote at any one of our committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee. Our Board has adopted a written charter for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, all of which are available at our website at www.kkrfinancial.com under the caption "Investor Relations—Committees and Charters." In addition, the Audit Committee charter is attached as Appendix A to this proxy statement. Our Board may from time to time appoint other committees as circumstances warrant. Any new committees will have authority and responsibility as delegated by our Board.

  Affiliated Transactions Committee

        The members of the Affiliated Transaction Committee are Kenneth M. deRegt, Vincent Paul Finigan, Ely L. Licht and Deborah H. McAneny. Ely L. Licht chairs the Affiliated Transactions Committee. The Affiliated Transaction Committee is responsible for reviewing, evaluating and approving all investments in entities that are affiliated with KKR. Furthermore, the committee subsequently submits all investments to our Board for its review. The Affiliated Transaction Committee was chartered in February 2006.

  Audit Committee

        The members of the Audit Committee are William F. Aldinger, R. Glenn Hubbard, Ross J. Kari and Ely L. Licht. Ross J. Kari is the chairman of the Audit Committee. Our Board has determined that all members of the Audit Committee satisfy the independence requirements of the NYSE and the SEC.

In addition, Ross J. Kari has been designated as an Audit Committee "financial expert" as such term is defined in Item 401(h) of Regulation S-K.

        Among other things, the Audit Committee oversees our accounting and financial reporting processes, the integrity and audits of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm and the performance of the independent registered public accounting firm and any internal auditors. The Audit Committee is also responsible for engaging an, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of the our internal accounting controls.

        The Audit Committee held 10 meetings during 2005.

  Compensation Committee

        The members of the Compensation Committee are William F. Aldinger, Kenneth M. deRegt, Vincent Paul Finigan and Deborah H. McAneny. Deborah H. McAneny is the chairman of the Compensation Committee. Our Board has determined that all of the Compensation Committee members qualify as "independent directors" under the NYSE independence standards. The principal functions of the Compensation Committee are to review the compensation payable to the directors, review the compensation and fees payable to our Manager under the management agreement (the "Management Agreement") and administer the issuance of awards to our employees (if any) and other individuals or entities that provide consulting or advisory services to us.

        The Compensation Committee held 3 meetings during 2005.

  Executive Committee

        The members of the Executive Committee are Saturnino S. Fanlo and Scott Nuttall. The Executive Committee exercises the authority of our Board on such matters as are delegated to it by our Board from time to time and exercise the powers of our Board between meetings of our Board.

  Nominating and Governance Committee

        The members of the Nominating and Governance Committee are Vincent Paul Finigan, R. Glenn Hubbard, Ely L. Licht and Deborah H. McAneny. R. Glenn Hubbard chairs the Nominating and Governance Committee. Each of the directors of the Nominating and Governance Committee satisfy the independence requirement of the NYSE. The Nominating and Governance Committee is responsible for seeking, considering and recommending to our full Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. The committee also periodically prepares and submits to our Board for adoption the committee's selection criteria for director nominees. In addition, the committee reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each committee of our Board. The Nominating and Governance Committee annually facilitates the assessment of our Board's performance as a whole and of the individual directors and reports thereon to our Board.

        The Nominating and Governance Committee acted by unanimous written consent 2 times during 2005.

Nominating and Governance Committee Report

        The Nominating and Governance Committee recommends to the entire board of directors (the "Board") of KKR Financial Corp. (the "Company") future nominees for election as independent directors. The Nominating and Governance Committee considers potential nominees brought to its attention by any of the Company's director or officer and will consider such candidates based on their backgrounds, skills, expertise, accessibility and availability to serve effectively on the Board. The Nominating and Governance Committee will also consider nominees recommended in good faith by stockholders. Stockholders should submit the candidate's name, credentials, contact information and his or her written consent to be considered as a candidate to Mr. Hubbard in care of KKR Financial Corp., Four Embarcadero Center, Suite 2050, San Francisco, CA 94111. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). In addition, the Nominating and Governance Committee is responsible for overseeing the implementation of, and periodically reviewing, the Company's Corporate Governance Guidelines.

                      Nominating and Governance Committee
                      R. Glenn Hubbard, Chairman
                      Vincent Paul Finigan
                      Ely L. Licht
                      Deborah H. McAneny

DIRECTOR COMPENSATION

        Members of our Board who are also employees of us, our Manager or KKR, other than Mr. Hazen (the "Excluded Directors") do not receive additional compensation for serving on our Board. Each non-Excluded Director (other than our chairman) receives an annual retainer of $50,000, a fee of $1,500 for each full board meeting attended in person or telephonically and a fee of $1,500 for each committee meeting attended in person or telephonically and that occurs on a date different from a full board meeting date. In addition, Mr. Hazen in his capacity as our chairman receives an annual retainer of $150,000 for services in such capacity and a fee of $3,000 for each full board meeting attended in person or telephonically and for each committee meeting attended in person or telephonically and that occurs on a date different from a full board meeting date. Furthermore, the Audit Committee and the Affiliated Transaction Committee chairmen receive an annual retainer of $25,000, the Compensation Committee chairman receives an annual retainer of $15,000 and the Nominating and Governance Committee chairman receives an annual retainer of $7,500. We also reimburse the directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

        The non-Excluded Directors are eligible to receive restricted stock, option and other stock-based awards under our stock incentive plan. The initial non-Excluded Directors (other than our chairman) each received an award of 2,500 shares of restricted stock in connection with our formation in August 2004. Our chairman received an award of 5,000 shares of restricted stock in connection with our formation in August 2004. Such awards have vested. On July 1, 2005, the Compensation Committee granted certain awards of restricted stock to our chairman and the then existing non-Excluded Directors pursuant to the 2004 Stock Incentive Plan. The Compensation Committee granted our chairman 4,819 shares of restricted common stock and each then existing non-Excluded Director (Messrs. Aldinger, Cowell, deRegt, Hubbard, Licht and Kari and Ms. McAneny) 2,812 shares of restricted common stock. In addition, on the same date the Compensation Committee granted the then existing non-Excluded Directors shares of restricted common stock based upon their duration of service on our Board to July 1, 2005 as follows: 201 shares to Mr. Aldinger; 603 shares to each of Mr. deRegt, Mr. Licht and Ms. McAneny; and 1,808 shares to Mr. Hubbard. These awards vest in one-third increments on the first three anniversaries of the date of grant. Subsequent awards equivalent to these awards are expected to be granted to the non-Excluded Directors on an annual basis upon their election as directors, subject to formal grant by the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information known to us regarding the beneficial ownership of our common stock. In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns (of record or beneficially);

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

        Except as otherwise noted, information is given as of February 28, 2006. The table presents information regarding:

  •
  each of our named executive officers;

  •
  each of our directors;

  •
  all of our directors and executive officers as a group; and

  •
  each stockholder known to us to own beneficially more than five percent of our common stock.

        Except as otherwise noted, the beneficial owners named in the following table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owners(1)	Shares of the Company's Common Stock Beneficially Owned	Percentage of the Company's Common Stock Beneficially Owned(2)
SAB Capital Advisors, LLC(3)	4,074,300	5.1%
Paul M. Hazen(4)(5)	3,593,990	4.5%
Saturnino S. Fanlo(4)(6)	3,623,548	4.5%
David A. Netjes(4)(7)	3,567,502	4.4%
William F. Aldinger(8)	6,013	*
Patrick Cowell(9)	15,312	*
Kenneth M. deRegt(10)	3,415	*
Vincent Paul Finigan	—	*
R. Glenn Hubbard(10)	4,620	*
Ross J. Kari(9)	6,812	*
Ely L. Licht(11)	8,415	*
Deborah H. McAneny(11)	13,415	*
Scott C. Nuttall(4)(12)	3,398,567	4.2%
All officers and directors as a group (12 persons)	4,239,096	5.3%

*
Holdings represent less than 1% of all shares outstanding.

(1)
The address for all officers and directors and our Manager is Four Embarcadero Center, Suite 2050, San Francisco, California 94111.

(2)
Based on 80,374,061 shares of our common stock outstanding as of February 28, 2006.

(3)
The address for SAB Capital Advisors, LLC is 712 Fifth Avenue, 42nd Floor, New York, New York 10019. Includes 2,060,046 shares of common stock held by SAB Overseas Master Fund, L.P., 1,977,232 shares of common stock held by SAB Capital Partners, L.P. and 37,022 shares held by SAB Capital Partners II, L.P. Scott A. Bommer, managing member of SAB Capital Advisors, LLC, which is the general partner of SAB Capital Partners, L.P., SAB Capital Partners II, L.P., SAB Overseas Master Fund, L.P., has voting and investment power over the shares beneficially owned by SAB Capital Advisors, LLC.

(4)
Messrs. Fanlo and Netjes are each officers of our Manager. Mr. Hazen serves on our Manager's investment committee and Mr. Nuttall serves on our Manager's investment committee and is an executive of KKR. Accordingly, such individuals may be deemed to beneficially own 2,670,911 shares of restricted stock owned by our Manager and 663,260 options to purchase shares of our common stock granted to our Manager, which options are exercisable within 60 days of the date of this proxy statement. Does not include 1,326,519 options to purchase shares of our common stock granted to our Manager, which options are not exercisable within 60 days of the date of this proxy statement. Each such individual officer and director disclaims beneficial ownership of any such shares in which they do not have a pecuniary interest.

(5)
Includes 250,000 shares of common stock and 9,819 shares of restricted stock held directly.

(6)
Includes 289,377 shares of common stock held directly.

(7)
Includes 233,331 shares of common stock held directly.

(8)
Includes 3,013 shares of restricted stock.

(9)
Includes 5,312 shares of restricted stock.

(10)
Restricted stock.

(11)
Includes 3,415 shares of restricted stock.

(12)
Includes 12,500 shares of common stock held directly and 51,896 shares of common stock held indirectly through an investment vehicle.

EXECUTIVE OFFICERS

        We are externally managed and advised by our Manager. Our Manager was formed in July 2004. All of our executive officers are employees of our Manager or one or more of its affiliates. The following sets forth certain information with respect to our executive officers:

Name	Age	Position
Saturnino S. Fanlo	45	President and Chief Executive Officer
David A. Netjes	46	Treasurer, Chief Financial Officer and Chief Operating Officer

        For biographical information on Mr. Fanlo see "Proposal One: Election of Directors."

        David A. Netjes.    Mr. Netjes is our Chief Financial Officer and has been Chief Operating Officer of our Manager and us since our inception in July 2004. He also serves on our Manager's investment committee. From January 2004 to July 2004 Mr. Netjes was an Executive Vice-President at Wells Fargo. As Executive Vice-President, Mr. Netjes managed the Wells Fargo Treasury Division investment portfolio and the Securities and Investment Division's structured products portfolio and the franchise real estate group portfolio. From August 2001 to June 2004, Mr. Netjes was the Chief Operating Officer and Chief Financial Officer of Sutter Advisors LLC and was a member of the Wells Fargo mergers and acquisitions due diligence team. Mr. Netjes joined Wells Fargo in March 1997, from November 2000 to January 2004 Mr. Netjes served as a Senior Vice President and Managing Director, and from March 1997 to November 2000 Mr. Netjes served as a Vice President. Before joining Wells Fargo, Mr. Netjes was a Director in the Investment Department at Cargill, Incorporated for five years and an Associate Portfolio Manager at American Express Financial Advisors, Inc. for one year. Prior to that, Mr. Netjes was a Senior Manager at Arthur Andersen & Co., LLP specializing in mergers and acquisitions and financial institutions for five years and a staff accountant at KPMG LLP for one year. Mr. Netjes is a Certified Public Accountant.

EXECUTIVE COMPENSATION

        Because our Management Agreement provides that our Manager is responsible for managing our affairs, our executive officers, who are employees of our Manager, do not receive cash compensation from us for serving as executive officers. In their capacities as officers or employees of our Manager, or its affiliates, they devote a portion of their time to the affairs of us as is required, however, for the performance of the duties of our Manager under the Management Agreement.

        Our Manager has informed us that, because the services performed by its executive officers or employees in their capacities as such are performed primarily, but not exclusively, for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our Manager that relates solely to their services to us.

The Management Agreement

        We are party to the Management Agreement with our Manager pursuant to which our Manager will provide for the day-to-day management of our operations.

        The Management Agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved by a majority of our independent directors and monitored by our Board. Our Manager's management is under the direction of our Board. Our Manager is responsible for (i) the selection, purchase and sale of our portfolio investments, (ii) our financing and risk management activities, and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets, liabilities and operations as may be appropriate.

        Pursuant to the Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its members, managers, officers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement. We have agreed to indemnify our Manager and its members, managers, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement. Our Manager has agreed to indemnify us, our stockholders, directors, officers, employees and each other person, if any, controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement. As required by the management agreement, our Manager carries errors and omissions insurance.

        Pursuant to the terms of the Management Agreement, our Manager is required to provide us with our management team along with appropriate support personnel, to provide the management services to be provided by our Manager to us, the members of which team shall have as their primary responsibility the management of us and shall devote such of their time to the management of us as our Board reasonably deems necessary and appropriate, commensurate with our level of activity from time to time.

        The initial term of the Management Agreement expires on December 31, 2006 and is automatically renewed for a one-year term each anniversary date thereafter. Our independent directors review our Manager's performance annually and, following the initial term, the management agreement may be terminated annually (upon 180 days notice) upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon (i) unsatisfactory performance by the Manager that is materially detrimental to us or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent such a termination pursuant to clause (ii) by accepting a mutually acceptable reduction of management fees. Any such termination would require us to pay a substantial termination fee to our Manager.

        We may also terminate the Management Agreement without payment of the termination fee with 30 days' prior written notice for cause, which is defined as (i) our Manager's continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof, (ii) our Manager's fraud, misappropriation of funds, or embezzlement against us, (iii) our Manager's gross negligence in the performance of its duties under the management agreement, (iv) the commencement of any proceeding relating to our Manager's bankruptcy or insolvency, (v) the dissolution of our Manager or (vi) a change of control of our Manager. Cause does not include unsatisfactory performance, even if that performance is materially detrimental to our business. Our Manager may terminate the Management Agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act of 1940, as amended. Furthermore, our Manager may decline to renew the Management Agreement by providing us with 180 days written notice. Our Manager may also terminate the management agreement upon 60 days written notice if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our Manager a termination fee.

Management Fees and Incentive Compensation

        We do not employ personnel and therefore rely on the resources of our Manager to conduct our operations. For performing services under the Management Agreement, our Manager receives a base management fee and incentive compensation based on our performance. Our Manager also receives reimbursements for certain expenses, which are made on the first business day of each calendar month.

  Base Management Fee

        We pay our Manager a base management fee monthly in arrears in an amount equal to 1/12 of our equity multiplied by 1.75%. We believe that the base management fee that our Manager is entitled to receive is comparable to the base management fee received by the managers of comparable externally managed REITs. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of us, receive no cash compensation directly from us.

        For purposes of calculating the base management fee, our equity means, for any month, the sum of the net proceeds from any issuance of our common stock, after deducting any underwriting discount and commissions and other expenses and costs relating to the issuance, plus our retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for the repurchases of our common stock. The foregoing calculation of the base management fee will be adjusted to exclude special one-time events pursuant to changes in GAAP, as well as non-cash charges, after discussion between our Manager and the independent directors and approval by a majority of the independent directors in the case of non-cash charges.

        Our Manager's base management fee shall be calculated by our Manager within fifteen business days after the end of each month and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee within twenty business days after the end of each month.

  Reimbursement of Expenses

        Because our Manager's employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm's-length basis.

  Incentive Compensation

        In addition to the base management fee, our Manager receives quarterly incentive compensation in an amount equal to the product of:

  (i)
  25% of the dollar amount by which

  (a)
  our Net Income, before incentive compensation, per weighted average share of common stock for such quarter, exceeds

  (b)
  an amount equal to (A) the weighted average of the price per share of the common stock in our August 2004 private placement and the prices per share of our common stock in any subsequent offerings by us multiplied by (B) the greater of (1) 2.00% and (2) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter multiplied by

  (ii)
  the weighted average number of shares of common stock outstanding in such quarter.

The foregoing calculation of incentive compensation will be adjusted to exclude special one-time events pursuant to changes in GAAP, as well as non-cash charges, after discussion between our Manager and the independent directors and approval by a majority of the independent directors in the case of non-cash charges. The incentive compensation calculation and payment shall be made quarterly in arrears.

  For purposes of the foregoing:

  "Net Income" shall be determined by calculating the net income available to owners of common stock before non-cash equity compensation expense, in accordance with GAAP.

  "Ten Year Treasury Rate" means the average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of ten years) as published weekly by the Federal Reserve Board in publication H.15 or any successor publication during a fiscal quarter.

        Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive compensation described in the proceeding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

        Our Manager shall compute the quarterly incentive compensation within 30 days after the end of each fiscal quarter, and we shall pay the quarterly incentive compensation with respect to each fiscal quarter within five business days following the delivery to us of our Manager's written statement setting forth the computation of the incentive fee for such quarter.

The Collateral Management Agreements

        An affiliate of our Manager has entered into separate management agreements with the respective investment vehicles for KKR Financial CLO 2005-1, Ltd. ("CLO 2005-1") and KKR Financial CLO 2005-2, Ltd. ("CLO 2005-2") and is entitled to receive fees for the services performed as collateral manager. To date, the collateral manager has waived approximately $1.5 million of management fees payable to it from CLO 2005-1 which covers the period commencing in March 2005 and ending in

April 2006 and has waived approximately $0.8 million of management fees payable to it from CLO 2005-2 which covers the period commencing November 2005 and ending in May 2006. The waivers for CLO 2005-1 and CLO 2005-2 expire in April 2006 and May 2006, respectively, and there is no guarantee that the collateral manager will waive such management fees subsequent to those dates.

2004 Stock Incentive Plan

        We have adopted the 2004 Stock Incentive Plan to provide incentives to employees, non-employee directors, our Manager and other service providers. The incentive plan is administered by the Compensation Committee. Unless terminated earlier, the 2004 Stock Incentive Plan will terminate in 2014, but will continue to govern unexpired awards. The total number of shares that may be used to satisfy awards under the plan is 7,964,625, including 1,989,775 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2005 and 3,107,188 shares of restricted stock that we have previously issued. Furthermore, the number of shares that may be issued during the plan's life will increase by 125,000 shares on an annual basis to provide for annual awards of restricted stock to our non-excluded directors.

        The 2004 Stock Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The Compensation Committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee.

        The 2004 Stock Incentive Plan also permits the grant of shares of our common stock in the form of restricted stock. A restricted stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the Compensation Committee, may also be issued under the 2004 Stock Incentive Plan.

        The Compensation Committee may also grant shares of our common stock, stock appreciation rights, performance awards and other stock and non-stock-based awards under the 2004 Stock Incentive Plan. These awards may be subject to such conditions and restrictions as the Compensation Committee may determine. Each award under the 2004 Stock Incentive Plan may not be exercisable more than 10 years after the date of grant.

        Our Board may at any time amend, alter or discontinue the 2004 Stock Incentive Plan, but cannot, without a participant's consent, take any action that would impair the rights of such participant under any award granted under the 2004 Stock Incentive Plan. To the extent required by law, our Board will obtain approval of the stockholders for any amendment that would, other than through adjustment as provided in the incentive plan:

  •
  increase the total number of shares of our common stock reserved for issuance under the 2004 Stock Incentive Plan;

  •
  change the class of eligible participants under the 2004 Stock Incentive Plan; or

  •
  otherwise require such approval.

        The 2004 Stock Incentive Plan provides that the Compensation Committee has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding performance shares and incentive awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash and/or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2004 Stock Incentive Plan if there is a change in control of us.

Options and Restricted Stock Rewards

        On July 14, 2005, the Compensation Committee of our Board granted our Manager 1,875,000 shares of restricted common stock. This grant was made pursuant to our 2004 Stock Incentive Plan. Such award vests in one-third increments on the first three anniversaries of the date of grant. Subject to compliance with applicable laws and restrictions set fort in the 2004 Stock Incentive Plan, our Manager will have the right in its discretion to allocate these shares of restricted stock to its officers, employees and other individuals who provide services to us.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is our current or former officer or employee. During 2005, none of our executive officers served as members of the board of directors or compensation committee of any entity that has one or more executive officers who served on our Board or the Compensation Committee. As a result, there are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Compensation Committee Report

        The Compensation Committee oversees the annual review by the independent directors of the fees paid by KKR Financial Corp. (the "Company") to the Company's manager, KKR Financial Advisors LLC (the "Manager"), in the context of the annual renewal of the management agreement (the "Management Agreement"). Because the Management Agreement with the Manager provides that the Manager assumes principal responsibility for managing the Company's affairs, the Company's executive officers do not receive cash compensation from the Company for serving as the Company's executive officers. In their capacities as officers of the Manager or its affiliates, however, they devote such portion of their time to the Company's affairs as is required for the performance of the duties of the Manager under the Management Agreement.

        The Compensation Committee also administers the Company's Amended and Restated 2004 Stock Incentive Plan (the "Plan") and approves the grant of awards under the Plan. Under the Plan, the Company's officers, directors and employees of the Manager, and other persons expected to provide significant services to the Company, are eligible to receive awards of restricted stock and stock options.

                      Compensation Committee
                      Deborah H. McAneny, Chairman
                      William F. Aldinger
                      Kenneth M. deRegt

PERFORMANCE GRAPH

Total Return Comparison

        The following graph presents a total return comparison from a $100 investment in our common stock on June 24, 2005 (the date our common stock was listed on the NYSE) to the Bloomberg Mortgage REIT Index and the S&P 500 Index. We obtained this information from sources that we believe to be reliable, but we do not guarantee its accuracy or completeness. The graph assumes that the value of the investment in our common stock and each index was $100 on June 24, 2005, and that all dividends were reinvested. The total return performance shown on the graph is not necessarily indicative of future total return performance.

Total Return Comparison from June 24, 2005 through December 31, 2005

	6/24/2005	6/30/2005	9/30/2005	12/31/2005
KKR Financial Corp.	$100	$104	$93	$101
S&P 500 Index	100	99	103	105
BBG REIT Mortgage Index	100	98	85	85

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These Reporting Persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based on the review of filing made with the SEC and representations made by the Reporting Persons, we believe that during 2005, all Section 16(a) filing requirements applicable to the Reporting Persons were filed on a timely basis, except that Saturnino S. Fanlo, our Chief Executive Officer and a director, filed a late statement of change in beneficial ownership on Form 4 reporting the purchase of 2,000 shares that occurred in August 2005. The late statement of change in beneficial ownership was filed two business days later than as required by Section 16(a) of the Exchange Act.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee of the board of directors (the "Board") of KKR Financial Corp. (the "Company") reviews the Company's financial reporting process, its system of internal controls, its audit process and its process for monitoring compliance with laws and regulations. Each of the four Audit Committee members satisfies the definition of independent director as established in the NYSE Listing Standards, applicable SEC regulations and the Company's Bylaws. All members are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise. The Board has determined that Mr. Kari meets the SEC's criteria for Audit Committee financial experts. The Audit Committee has reviewed the audited consolidated financial statements of the Company and discussed such statements with management. The Audit Committee has discussed with Deloitte & Touche LLP ("Deloitte"), the Company's independent registered public accounting firm during the year 2005, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees—AU Section 380), as may be modified or supplemented. The Audit Committee received from Deloitte the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with Deloitte its independence. Based on its review of the written disclosures and the letter regarding Deloitte's independence and its discussions with Deloitte, the Audit Committee has determined that Deloitte's provision to the Company of various non audit services for the year 2005 is compatible with maintaining its independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and be filed with the SEC. The Audit Committee also appointed Deloitte to serve as the Company's independent registered public accounting firm for the year 2006.

        This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

                      Audit Committee
                      Ross J. Kari, Chairman
                      William F. Aldinger
                      R. Glenn Hubbard
                      Ely L. Licht

Principal Accountant Fees and Services

        The aggregate fees and expenses billed by Deloitte for professional services rendered for the year ended December 31, 2005 and the period from August 12, 2004 through December 31, 2004 are set forth below.

	2005	2004
Audit Fees	1,227,070	$212,179
Audit-Related Fees	48,911	18,054
Tax Fees	74,947	10,578
All Other Fees	165,000	400,070

Total Fees	$1,515,928	$640,081

        Audit Fees were for the audits of our annual consolidated financial statements, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, other assistance required to complete the year-end audits, and other services rendered for comfort letters, consents, and other assistance with our equity offerings.

        Audit-Related Fees include advising us on accounting and treatment of securitizations under Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and advising us on accounting and documentation for hedging and derivatives under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

        Tax Fees were for services rendered related to tax compliance and reporting.

        Other Fees include due diligence services for loan file review prior to the acquisition of residential mortgage loans and for advisory services relating to organization formation and structuring.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

        The Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent public accounting firms to ensure that the work does not compromise its independence in performing audit services. The term of any general pre-approval is twelve months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may revise the list of general pre-approved services from time to time. Unless a service to be provided by the independent public accounting firm falls within a pre-approved type of service, specific pre-approval by the Audit Committee will be required. Any proposed services falling within a pre-approved type of service but exceeding pre-approved fee levels for that type of service will also require specific pre-approval by the Audit Committee. The Audit Committee delegates pre-approval authority to its chairman and may delegate pre-approval authority to one or more of its other members. The chairman and any other member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services provided by Deloitte in 2005 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships With The Manager

        Saturnino S. Fanlo, our Chief Executive Officer and David A. Netjes, our Chief Financial Officer and Chief Operating Officer, also serve in those capacities for our Manager and as of February 28, 2006, beneficially owned 4.5% and 4.4% of our common stock, respectively. In addition, as of February 28, 2006, our chairman, Paul M. Hazen, who serves as a member of our Manager's investment committee and one of our directors, Scott C. Nuttall, who serves as a member of our Manager's investment committee and is an executive of KKR, beneficially owned 4.5% and 4.2% of our common stock, respectively. As of February 28, 2006, our Manager and its affiliates collectively owned approximately 12.0% of our common stock on a fully diluted basis. Furthermore, our Manager is wholly owned by KKR Financial LLC and KKR Financial LLC is owned by KKR and Saturnino S. Fanlo and David A. Netjes, the Chief Executive Officer and the Chief Financial Officer and Chief Operating Officer, respectively, of both our Manager and us. As a result, the Management Agreement was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

        Our Management Agreement does not prevent our manager and its affiliates from engaging in additional management or investment opportunities, although the Management Agreement generally restricts our Manager and its affiliates from raising, sponsoring or advising any new investment fund, company or entity, including a real estate investment trust, that invests primarily in domestic mortgage-backed securities; provided that for purposes of the foregoing limitation, any portfolio company of any private equity fund controlled by KKR shall not be deemed to be an affiliate of our Manager. As a result, we expect that our Manager and its affiliates, including KKR, will engage from time to time in additional management or investment opportunities that have overlapping objectives with us. In particular, we have been informed by our Manager that one of its affiliates is expecting to establish and manage a separate investment fund that will invest in the same non-mortgage-backed securities investments that we invest in, including other fixed income investments and KKR private equity investments. With respect to any competing entities, our Manager and its affiliates will face conflicts in the allocation of investment opportunities. Such allocation is at the discretion of our Manager and there is no guarantee that this allocation would be made in the best interest of our stockholders. In addition, based upon our available liquidity, investment policies, REIT and other legal restrictions applicable to us and other relevant considerations, we may not be given the opportunity to participate in certain investments made available to entities managed by our Manager or its affiliates.

        To address the risks related to these potential conflicts of interest with our Manager, we have adopted certain policies that are designed to eliminate or minimize potential conflicts of interest. Our Board and our Manager's investment committee have established and approved a set of investment policies and procedures that govern our investments, borrowings and operations, including our interaction with our Manager. Although our Manager performs our day-to-day investment operations, our Board reviews our investment policies and procedures and investment guidelines at each regularly scheduled Board meeting. In such reviews, the directors rely primarily, however, on information provided by our Manager and transactions subject to such review may be difficult or impossible to unwind if not deemed appropriate.

        We have not entered into any investment opportunity in which our Manager has an interest. In the event that any such investment opportunity is made available to us in the future, the transaction will require the approval of a majority of our independent directors.

        The management compensation structure that we have agreed to with our Manager may cause our Manager to invest in high risk investments. In addition to its management fee, our Manager may receive incentive compensation based in part upon our achievement of specified levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive return. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

        Termination by us of the Management Agreement with our Manager without cause is difficult and costly. The Management Agreement provides that it may only be terminated by us without cause annually after December 31, 2006 upon the affirmative vote of at least two-thirds of the independent directors, or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon (1) unsatisfactory performance by our Manager that is materially detrimental to us or (2) a determination that the management fees payable to our Manager is not fair, subject to our Manager's right to prevent such a termination pursuant to clause (2) by accepting a reduction in the management fees agreed to by at least two-thirds of our independent directors and our Manager. We must provide at least 180 days' prior notice of any such termination and our Manager will be paid a termination fee equal to four times the sum of the average annual base management fee and the average annual incentive fee for the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions will make it costly for us to terminate the Management Agreement, thereby adversely affecting our ability to terminate our Manager without cause.

        Pursuant to the terms of the Management Agreement, we pay our Manager a monthly base management fee and, if earned, a quarterly incentive fee. We believe that the base management fee and incentive compensation that our Manager is entitled to receive is comparable to the base management fee and incentive compensation received by the managers of comparable externally managed REITs. The Management Agreement also provides that we will reimburse our Manager for certain expenses incurred by our Manager on our behalf. For the year ended December 31, 2005, we incurred $21.0 million in base management fees and incurred no incentive fees to our Manager. We also recorded reimbursements to our Manager of $4.9 million for certain expenses incurred on our behalf during the same period, which are included in general and administrative expenses on our financial statements.

        Our Manager is authorized to follow very broad investment guidelines. Our Board periodically reviews our investment guidelines and investment portfolio. Our Board will not, however, review all of our proposed investments. In addition, in conducting periodic reviews, the directors rely primarily on information provided to them by our Manager. Furthermore, transactions entered into by our Manager may be difficult or impossible to unwind by the time they are reviewed by the directors. Our Manager has great latitude within the broad parameters of the investment guidelines in determining the types of assets it may decide are proper investments for us.

        On July 1, 2005, the Compensation Committee granted our chairman 4,819 shares of restricted common stock and each then existing non-Excluded Director 2,812 shares of restricted common stock. In addition, on the same date, the Compensation Committee granted the then existing non-Excluded Directors shares of restricted common stock based upon their duration of service on our Board prior to July 1, 2005 as follows: 201 shares to Mr. Aldinger; 603 shares to each of Mr. deRegt, Mr. Licht and Ms. McAneny; and 1,808 shares to Mr. Hubbard. See "Director Compensation."

        On July 14, 2005, the Compensation Committee granted our Manager 1,875,000 shares of restricted common stock. This grant was made pursuant to our 2004 Stock Incentive Plan. Such award vests in one-third increments on the first three anniversaries of the date of grant. Our Manager has the right in its discretion to allocate these stock options and shares of restricted stock to its officers, employees and other individuals who provide services to us. However, our Manager will not make any allocation of these restricted shares prior to the first anniversary of the grant date.

        At the discretion of our Manager and us, our Manager may enter into a separate management agreement with KKR TRS Holdings, Inc., for the purpose of providing management services with respect to investments that are made through KKR TRS Holdings, Inc. Our Manager may enter into a separate management agreement with KKR TRS Holdings, Inc. so long as the aggregate compensation paid to our Manager by us and KKR TRS Holdings, Inc. does not exceed the aggregate compensation payable under the Management Agreement. Therefore, our Manager would not receive additional compensation for managing KKR TRS Holdings, Inc.

        An affiliate of our Manager has entered into separate management agreements with the respective investment vehicles for CLO 2005-1 and CLO 2005-2 and is entitled to receive fees for the services performed as collateral manager. To date, the collateral manager has waived approximately $1.5 million of management fees payable to it from CLO 2005-1 which covers the period commencing in March 2005 and ending in April 2006 and has waived approximately $0.8 million of management fees payable to it from CLO 2005-2 which covers the period commencing November 2005 and ending in May 2006.

The waivers for CLO 2005-1 and CLO 2005-2 expire in April 2006 and May 2006, respectively, and there is no guarantee that the collateral manager will waive such management fees subsequent to those dates.

Relationships With KKR

        In the ordinary course of business, we invest in entities that are affiliated with KKR. As of December 31, 2005, 4.9% of our investment portfolio was comprised of investments in entities affiliated with KKR. These investments consisted of fifteen corporate and commercial real estate loans and three investments in senior secured notes for an aggregate of approximately $782.4 million extended to KKR portfolio companies. Additionally, during 2005 we co-invested $52.5 million in four private equity transactions on a paris passu basis with one or more private equity funds affiliated with KKR. Therefore, our Board has adopted a set of investment guidelines and procedures to govern our relationship with KKR. According to these investment guidelines and procedures, we are required to seek the approval of the majority of the independent members of our Board before we make any investment in an entity affiliated with KKR. Notwithstanding the foregoing, certain of our investments in securities of companies affiliated with KKR are deemed to be pre-approved by our independent directors:

  •
  debt securities and loans rated less than CCC- by Standard & Poor's Ratings Service ("Standard & Poor's") or Caa3 by Moody's Investors Services, Inc. ("Moody's"), provided that the investment does not exceed 2.5% of our consolidated stockholders' equity computed in accordance with GAAP as of the most recent quarter-ended;

  •
  debt securities and loans rated CCC- through CCC+ by Standard & Poor's or Caa3 through Caa1 by Moody's, provided that the investment does not exceed 5% of our consolidated stockholders' equity computed in accordance with GAAP as of the most recent quarter-ended;

  •
  debt securities and loans rated B- through B+ by Standard & Poor's or B3 through B1 by Moody's, provided that the investment does not exceed 10% of our consolidated stockholders' equity computed in accordance with GAAP as of the most recent quarter-ended;

  •
  debt securities and loans rated BB- and above by Standard & Poor's or Ba3 or above by Moody's, provided that the investment does not exceed 15% of our consolidated stockholders' equity computed in accordance with GAAP as of the most recent quarter-ended;

  •
  investments that we propose to acquire in secondary transactions from bona fide third party sellers which at the time of such transaction bear the full economic risk of loss on such investment; and

  •
  any investment that has been approved in advance by a majority approval of the Affiliated Transactions Committee.

        Notwithstanding the pre-approval policies described above, the following investments by us in entities affiliated with KKR require majority approval of the Affiliated Transactions Committee to be deemed to be pre-approved by our independent directors:

  •
  debt securities or bank loans if any of the following criteria are met: (i) the investment is a type of security or loan that our Manager's investment committee has a current policy of disfavoring as a general matter; (ii) the structure or pricing of the securities or loans is worse than current market comparables; (iii) the security or loan is not being offered generally to other potential investors on the same or less favorable terms; (iv) in our Manager's judgment, the transaction would not be fully subscribed in the absence of our investment; or (v) our investment is greater than 12.5% of the proposed or outstanding issue amount of the transaction; and

  •
  any investment where, after giving effect to the investment, our aggregate amount of assets consisting of investments in entities affiliated with KKR would exceed a percentage of total assets established from time to time by the Audit Committee (such percentage currently equal to 7.5%).

        We have also adopted compliance policies to govern our interactions with KKR, including when KKR is in receipt of material non-public information.

Other Relationships and Related Transactions

        During January 2006, we invested $40 million in a series of corporate floating rate notes which were rated BB by Standard and Poor's and were issued by an unaffiliated third party. KKR Financial Advisors II, LLC, a wholly-owned subsidiary of our Manager, is the collateral manager for the unaffiliated third party in connection with this corporate floating rate note transaction.

        We have not entered into any other transactions in which any of our other director or officer, stockholder or affiliate or of our Manager had any material interest.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        Stockholder proposals intended to be presented at the 2007 annual meeting of stockholders must be received by us no later than December 6, 2006 in order to be considered for inclusion in our proxy statement relating to the 2007 annual meeting pursuant to Rule 14a-8 under the Exchange Act.

        For a proposal of a stockholder to be presented at the 2007 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices in the timeframe as provided in our Bylaws. To be timely, a stockholder's notice shall set forth all relevant information required under Article II, Section 11 of our Bylaws and shall be delivered not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. However, in the event our Board increases the number of directors in accordance with our Bylaws, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first (1st) anniversary of the date of mailing of the notice of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth (10th) day following the day on which such public announcement is first made by us.

OTHER MATTERS

        Our Board knows of no matter to be presented at the Annual Meeting other than those set forth in the notice of meeting and described in this proxy statement. If, however, any other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their discretion.

        We have filed an annual report on Form 10-K for the year ended December 31, 2005 with the SEC. You may obtain, free of charge, a copy of our annual report on Form 10-K by writing to KKR Financial Corp. Attn: Investor Relations, Four Embarcadero Center, Suite 2050, San Francisco, CA 94111. You also may obtain our annual report on Form 10-K over the Internet on our website, www.kkrfinancial.com, or at the SEC's website, www.sec.gov.

By Order of the Board of Directors,

Barbara J. S. McKee Secretary

Dated: April 5, 2006
San Francisco, California

Appendix A

KKR FINANCIAL CORP.

AUDIT COMMITTEE CHARTER

I.    ORGANIZATION

        There shall be constituted a standing committee of the board of directors (the "Board") of KKR FINANCIAL CORP. (the "Company") to be known as the audit committee (the "Audit Committee").

II.    COMPOSITION AND SELECTION

        The Audit Committee shall be comprised of three or more directors, each of whom shall meet the independence requirements of the New York Stock Exchange for Audit Committee members.

        All members of the Audit Committee shall be financially literate, as determined by the Board. At least one member of the Audit Committee shall be an "audit committee financial expert," as determined by the Board in accordance with Securities and Exchange Commission rules. No member of the Audit Committee may serve on the audit committees of more than three public companies.

        The members of the Audit Committee shall be appointed by the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, at the Board's annual meeting and may be removed by the Board. Each member of the Audit Committee shall serve for one year or until his or her successors is duly elected and qualified. The full Board shall elect a Chairman of the Audit Committee, and if a Chairman is not elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee.

III.    STATEMENT OF PURPOSE

        The primary function of the Audit Committee shall be to represent and assist the Board in discharging its oversight responsibilities relating to: (1) the reliability and integrity of the Company's financial statements, accounting policies, and financial reporting and disclosure practices; (2) the internal control systems of the Company and its subsidiaries; (3) the Company's compliance with legal and regulatory requirements; (4) the independent auditor's qualifications, independence and performance; and (5) the staffing, qualifications and performance of the Company's internal audit function. In performing its duties, the Audit Committee will maintain effective working relationships with the Board, management, and the independent auditor. To effectively perform his or her role, each Audit Committee member will be responsible for obtaining an understanding of the responsibilities of Audit Committee membership as outlined in this Charter as well as of the Company's business, operations, and risks.

IV.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

        Among its specific duties and responsibilities, the Audit Committee shall:

  Financial Statements and Disclosure Matters

  1.
  Review and discuss with management and the independent auditor: (a) accounting policies and financial reporting issues and judgments that may be viewed as critical; and (b) analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the financial statements;

  2.
  Consider and approve, when appropriate, any significant changes in the Company's accounting and auditing policies, and review with the Company's independent auditor, the internal audit department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented;

  3.
  Review and discuss with management and the independent auditor the Company's annual audited and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the results of the independent auditor's reviews of the annual audited and quarterly unaudited financial statements;

  4.
  Review and discuss: (a) the adequacy and effectiveness of the Company's internal controls, including any significant changes or deficiencies in internal controls reported to the Audit Committee by the independent auditor or management and any special audit steps adopted in light of control deficiencies; and (b) the adequacy and effectiveness of the Company's disclosure controls and procedures;

  5.
  Review and discuss with management its policies and practices regarding: (a) earnings press releases; and (b) financial information and earnings guidance given to analysts and ratings agencies;

  6.
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, and any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports;

  Oversight of the Company's Relationship with the Independent Auditor

  7.
  Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention, oversight and, where appropriate, replacement of the independent auditor, who is responsible to the Board and the Audit Committee. In this regard, the Audit Committee shall have the sole authority to appoint, and shall appoint and retain, (subject to ratification by the Company's shareholders) and terminate, when appropriate, the independent auditor;

  8.
  Obtain and review a formal written report by the independent auditor, at least annually, describing: (a) the independent auditor's internal quality-control procedures; and (b) any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years in respect of one or more independent audits carried out by the independent auditor and any steps taken to deal with such issues;

  9.
  Consider, at least annually, the independence of the independent auditor, including whether the independent auditor's performance of permissible non-audit services is compatible with independence, and obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company and any other relationships that may adversely affect the independence of the independent auditor;

  10.
  Approve in advance or establish pre-approval policies for all auditing services and permitted non-audit services, other than "prohibited non-auditing services" (specified below), to be performed for the Company by its independent auditor. Any such pre-approval policies shall be detailed as to the particular service, shall require that the Committee be informed of each service so approved, and shall not include a delegation to management of the Company of the Committee's responsibilities pursuant to U.S. federal securities laws. The Committee may also delegate authority to grant pre-approvals of audit and permitted non-audit services to one or more of its members, provided that any such pre-approval shall be presented to the full Committee at its next scheduled meeting. The Committee shall promptly report the approval of any permitted non-audit services to management for disclosure in the Company's periodic reports.

  The following shall be "prohibited non-auditing services": (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

  11.
  Review and discuss with the independent auditor: (a) the audit planning and procedures, including the scope, fees, staffing and timing of the audit; (b) the results of the audit exam, including any problems or difficulties encountered in the course of the audit work and management's response, and any management letters; and (c) any reports of the independent auditor with respect to any interim period;

  12.
  Review with the Company's internal auditors and the independent auditor the coordination of their audit efforts to provide for completeness of coverage, reduction of redundant efforts and effective use of audit resources;

  13.
  Establish hiring policies for employees and former employees of the independent auditor;

  Oversight of the Company's Internal Audit Function

  14.
  Establish an internal audit program for the Company and review and approve changes thereto;

  15.
  Review and discuss with the senior internal audit executive the results of the internal audit program, including the internal audit department's responsibilities, budget and staffing;

  Compliance Oversight Responsibilities

  16.
  Receive reports from management, the Company's senior internal auditing executive, the General Counsel, the independent auditor and such other persons as they may deem appropriate regarding compliance with the Company's investment policies and applicable REIT requirements, SEC requirements and other legal and regulatory requirements;

  17.
  Review any material pending legal proceedings involving the Company and other contingent liabilities;

  18.
  Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

  Other Matters

  19.
  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval, and annually review the Audit Committee's performance.

V.     MEETINGS

        The Audit Committee shall meet at least four times a year, which meetings shall include meeting separately, at least quarterly, with the Company's Chief Financial Officer, General Counsel and such other senior management as it deems necessary, internal auditor and independent auditor. The Chairman or a majority of the members of the Audit Committee may call meetings of the Audit Committee upon reasonable notice to all members of the Audit Committee. The Audit Committee shall report to the Board at least four times a year with respect to its activities.

VI.   OUTSIDE ADVISORS

        In the course of fulfilling its duties, the Audit Committee shall have, to the extent it deems necessary, the authority to retain outside legal, accounting or other advisors, who shall be appropriately compensated, as determined by the Audit Committee, with funding provided by the Company.

VII. SAFE HARBOR STATEMENT

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is the responsibility of Management and the independent auditors, and not the duty of the Audit Committee, to plan and conduct audits, and to determine that the Company's financial statements are complete, accurate and in accordance with GAAP. Neither is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Management and the independent auditors, or to assure the Company's compliance with applicable laws and regulations.

KKR FINANCIAL CORP.

April 5, 2005

Dear Stockholder:

        The Annual Meeting of stockholders of KKR Financial Corp. (the "Company") will be held on Wednesday, May 3, 2006, at 11:00 a.m., San Francisco time, at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, CA 94111. At the meeting, as further described in the accompanying Proxy Statement, stockholders will be asked to elect eleven directors, ratify the appointment of the independent accountants of the Company for the fiscal year ending December 31, 2006 and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and sign, date and return the proxy card attached below in the postage-paid envelope provided.

Saturnino S. Fanlo
Chief Executive Officer

YOUR VOTE IS IMPORTANT!

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

KKR FINANCIAL CORP.

        The undersigned stockholder of KKR Financial Corp., a Maryland corporation (the "Company"), hereby appoints Kenneth M. deRegt, R. Glenn Hubbard, Ely Licht and Deborah H. McAneny, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, CA 94111, on May 3, 2006, at 11:00 a.m., San Francisco time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director and "for" each of the other proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to Be Signed On Reverse Side.)

PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY

ANNUAL MEETING OF STOCKHOLDERS OF

KKR FINANCIAL CORP.

May 3, 2006

PROXY VOTING INSTRUCTIONS

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V PLEASE DETACH Along perforated line and mail in the envelope provided. V
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. The election of eleven directors, each to serve until the next annual meeting of the stockholders and until his or her succession is duly elected and qualifies:			2.	To ratify the board of director's appointment of Deloitte & Touche LLP as KKR Financial Corp.'s independent registered public accounting firm for the year ending December 31, 2006.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	☐ William F. Aldinger ☐ Patrick Cowell ☐ Kenneth M. deRegt	3.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Vincent Paul Finigan ☐ Saturnino S. Fanlo ☐ Paul M. Hazen
☐	FOR ALL EXCEPT (See instructions below)	☐ R. Glenn Hubbard ☐ Ross J. Kari ☐ Ely L. Licht ☐ Deborah H. McAneny ☐ Scott C. Nuttall

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

Four Embarcadero Center, Suite 2050 San Francisco, California 94111
Four Embarcadero Center, Suite 2050 San Francisco, California 94111
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2006
TABLE OF CONTENTS
Four Embarcadero Center, Suite 2050 San Francisco, California 94111
INFORMATION ABOUT THE ANNUAL MEETING
CORPORATE GOVERNANCE
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
Total Return Comparison from June 24, 2005 through December 31, 2005
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
OTHER MATTERS
Appendix A KKR FINANCIAL CORP. AUDIT COMMITTEE CHARTER